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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Following is a list of significant subsidiaries of the Company, as defined by section 1.02(w) of Regulation S-X.


                                                                   JURISDICTION
                                                                   WHERE
                                                                   SUBSIDIARY IS
NAME                                                               INCORPORATED
--------------------------------------------------------------------------------
Becker Sweden AB                                               Sweden

Beijing Johnson Controls Co., Ltd.                             China

Cardkey Systems Limited                                        U.K.

Cardkey Systems, Inc.                                          Delaware

Cointer S.r.l.                                                 Italy

Comerit S.r.l.                                                 Italy

Commerl S.r.l.                                                 Italy

Controles Reynosa SA de CV                                     Mexico

Disumma, SA de CV                                              Mexico

Ensamble de Interiores
    Automotrices, S. de R.L. de C.V.                           Mexico

Eripress S.r.l.                                                Italy

Eurosit SA                                                     Spain

Fincom SRL                                                     Italy

Hoover Universal, Inc.                                         Michigan

Ikeda Bussan, Co. Ltd.                                         Japan

Intertec Systems, L.L.C.                                       Michigan

J.R.I. Technologies Ltd.                                       U.K.

JC Export Inc.                                                 Barbados



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JCI Regelungstechnik GmbH (G)                                  Germany

Johnson Control SpA                                            Italy

Johnson Controls (India) Pvt. Ltd.                             India

Johnson Controls (M) SDN BHD                                   Malaysia

Johnson Controls (s) Pte. Ltd.                                 Singapore

Johnson Controls (UK) Ltd.                                     U.K.

Johnson Controls Alagon, S.A.                                  Spain

Johnson Controls Australia Pty. Ltd.                           Australia

Johnson Controls Austria
     Gesellschaft m.b.H.                                       Austria

Johnson Controls Automation
     Systems BV                                                Netherlands

Johnson Controls Automobilovy
     Soucastky s.r.o.                                          Czech Republic

Johnson Controls Automotive
     (Belgium) N.V.                                            Belgium

Johnson Controls Automotive (PTY) Ltd.                         South Africa

Johnson Controls Automotive (UK) Ltd.                          U.K.

Johnson Controls Automotive
     France S.A.S.                                             France

Johnson Controls Automotive
     Mexico SA de CV                                           Mexico

Johnson Controls Automotive S.R.L.                             Italy

Johnson Controls Automotive
     Spain S.A.                                                Spain

Johnson Controls Automotive
     Systems S.A.                                              Argentina

Johnson Controls Battery Group, Inc.                           Wisconsin

Johnson Controls de Mexico SA de CV                            Mexico


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Johnson Controls do Brasil
     Automotive Ltda.                                          Brazil

Johnson Controls Espana SL                                     Spain

Johnson Controls France S.A.                                   France

Johnson Controls GmbH                                          Germany

Johnson Controls GmbH & Co. KG                                 Germany

Johnson Controls Headliner GmbH                                Germany

Johnson Controls Holding Company, Inc.                         Delaware

Johnson Controls Hong Kong Ltd.                                Hong Kong

Johnson Controls I.F.M. SpA                                    Italy

Johnson Controls II Assentos
     de Espuma Lda.                                            Portugal

Johnson Controls Integrated Facility
     Management BV                                             Netherlands

Johnson Controls Interiors GmbH                                Germany

Johnson Controls Interiors
     Holdings GmbH                                             Germany

Johnson Controls Interiors L.L.C.                              Michigan

Johnson Controls International spol s.r.o.                     Slovakia

Johnson Controls International spol s.r.o.                     Czech Republic

Johnson Controls Investment
     Company, Inc.                                             Delaware

Johnson Controls Lahnwerk
     GmbH & Co. KG                                             Germany

Johnson Controls Limited                                       Canada

Johnson Controls Martorell, S.A.                               Spain

Johnson Controls Nederland BV                                  Netherlands

Johnson Controls Norden A/S                                    Norway



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Johnson Controls Objekt Bochum
     GmbH & Co. KG                                                Germany

Johnson Controls Objekt
     Zwickau GmbH & Co. KG                                        Germany

Johnson Controls Roth Freres
     Insitu-Technologie GmbH                                      Germany

Johnson Controls Roth S.A.                                        France

Johnson Controls SA/NV                                            Belgium

Johnson Controls SpA                                              Italy

Johnson Controls Systems A.G.                                     Switzerland

Johnson Controls Technology Company                               Michigan

Johnson Controls Valladolid S.A.                                  Spain

Johnson Controls World Services Inc.                              Florida

Johnson Controls World Services Ltd.                              Canada

MAJOR, SA                                                         France

Prince Technology Corporation                                     Michigan

Resortes Monterrey de Mexico, SA de CV                            Mexico

Royal LePage Facility Management
      Services Ltd.                                               Canada

Sicar BV                                                          Netherlands

Sistemas Automotrice Summa
     SA de CV                                                     Mexico

TechnoTrim, Inc.                                                  Michigan

Tokyo Biso Kogyo Corporation KK                                   Japan

Trim Masters Inc.                                                 Kentucky

Trimco spol s.r.o.                                                Czech Republic

Vintec Co.                                                        Michigan

Yokogawa Johnson Controls Corporation                             Japan



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